As filed with the Securities and Exchange Commission on March 17, 1997

                                   FORM S-8

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                           THE FEMALE HEALTH COMPANY
            (Exact name of registrant as specified in its charter)

     WISCONSIN                               39-1144397
(State or other jurisdiction of         (I.R.S. Employer
incorporation or organization)          Identification No.)

919 North Michigan Avenue
Suite 2208
Chicago, Illinois                               60611
(Address of Principal Executive Offices)     (ZIP CODE)
                           _________________________

                           THE FEMALE HEALTH COMPANY
                           EMPLOYEE STOCK BONUS PLAN
                           (Full title of the plan)
                           _________________________

                                   Copy to:
O.B. PARRISH                       JAMES M. BEDORE, ESQ.
Chairman                           Reinhart, Boerner, Van Deuren,
Chief Executive Officer            Norris & Rieselbach, s.c.
THE FEMALE HEALTH COMPANY          1000 North Water Street
919 North Michigan Avenue          Milwaukee, Wisconsin 53202
Suite 2208
Chicago, Illinois 60611
(Name and address of agent for service)

                                 312-280-2281
         (Telephone number, including area code, of agent for service)

                           _________________________

                        CALCULATION OF REGISTRATION FEE

                                                Proposed
Title of                         Proposed       Maximum
Securities        Maximum        Aggregate      Amount of
to be             Amount to be   Offering Price Offering    Registration
Registered        Registered     Per Share      Price (1)   Fee
-------------------------------------------------------------------------
Common Stock,
$.01 par value    200,000 shares  $2.75(1)       $550,000    $167

(1) The registration fee is calculated in accordance with Rule 457(h), based upon the average of the high and low sale prices of a share of the Registrant's Common Stock, $.01 par value, as reported on the American Stock Exchange on March 13, 1997.
                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     Information specified in Part I of Form S-8 (Items 1 and 2) will be sent or given to Plan participants as specified by Rule 428(b)(1) under the Securities Act of 1933 (the "Securities Act").

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The following documents filed by The Female Health Company, a Wisconsin corporation (the "Registrant") (Commission File No. 0-18849), with the Securities and Exchange Commission (the "Commission") pursuant to Section 13 or 15 of the Securities Exchange Act of 1934 (the "1934 Act") are incorporated herein by reference:

     (a) The Company's annual report on Form 10-K for the fiscal year ended September 30, 1996.

     (b) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A dated September 28, 1990, and any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

Item 4.  Description of Securities.

     Not applicable.  See Item 3 above.

Item 5.  Interests of Named Experts and Counsel.

     Not applicable.

Item 6.  Indemnification of Directors and Officers.

     The Registrant's directors and officers are entitled to certain statutory rights to be indemnified by the Registrant against certain liabilities and expenses, provided the director or officer is either successful in the defense of such litigation or is otherwise determined not to have engaged in willful misconduct, knowingly violated a criminal law, failed to deal fairly with the Registrant or its shareholders in connection with a matter in which the director or officer had a material conflict of interest or derived an improper personal benefit in the performance of his duties to the Registrant.

     Article VIII of the Registrant's By-Laws contains provisions entitling directors and officers of the Registrant to indemnification against certain liabilities and expenses. Registrant's By-Laws are incorporated by reference in Exhibit 3.2.

     Directors and officers of the Registrant are covered by directors' and officers' liability insurance under which they are insured (subject to certain exceptions and limitations specified in the policy) against expenses and liabilities arising out of proceedings to which they are parties by reason of being or having been directors or officers.

Item 7.  Exemption from Registration Claimed.

     Not applicable.

Item 8.  Exhibits.

     See Exhibit Index following Signatures page in this Registration Statement, which Exhibit Index is incorporated herein by reference.

Item 9.  Undertakings.

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.



     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Reference is made to the indemnification provisions referred to in Item 6 of this Registration Statement.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on March 17, 1997.

                                       THE FEMALE HEALTH COMPANY
                                       (Registrant)

                                       By:     /s/ O.B. Parrish
                                           ---------------------------------
                                                 O.B. Parrish
                                       Chairman and Chief Executive Officer



                               POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below, constitutes and appoints O.B. Parrish and William R. Gargiulo, Jr., and each of them, as true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting onto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature                   Title                               Date

/s/ O.B. Parrish            Chairman of the Board, Chief        3/17/97
--------------------------  Executive Officer and Director
O.B. Parrish

/s/ Mary Ann Leeper, Ph.D.  President and Chief Operating       3/17/97
--------------------------  Officer and Director
Mary Ann Leeper, Ph.D.

/s/ William R. Gargiulo, Jr.Vice President, Secretary           3/17/97
----------------------------and Director
William R. Gargiulo, Jr.

/s/ Mark Osborn             Vice President and Chief            3/17/97
--------------------------  Financial Officer
Mark Osborn

/s/ David R. Bethune
--------------------------  Director                             3/17/97
David R. Bethune

/s/ Stephen M. Dearholt
--------------------------
Stephen M. Dearholt          Director                            3/17/97



                           THE FEMALE HEALTH COMPANY
                              (the "Registrant")
                         (Commission File No. 0-18849)

                                 EXHIBIT INDEX
                                      TO
                        FORM S-8 REGISTRATION STATEMENT

Exhibit                                 Incorporated HereinFiled
Number   Description                     by Reference to   Herewith

 3.1    Amended and Restated Articles of
        Incorporation of the Registrant        1
 3.2    Amended and Restated By-Laws of
        the Registrant                         2
 4.1    Amended and Restated Articles of
        Incorporation of the Registrant        1
 4.2    Amended and Restated By-Laws of
        the Registrant                         2
 5      Opinion of Counsel                                    X
 23.1   Consent of McGladrey & Pullen, LLP,
        Independent Auditors                                  X

 23.2    Consent of Counsel                                Contained in
                                                           Opinion filed as
                                                           Exhibit 5
24      Powers of Attorney              Signatures Page to
                                        Registration Statement
______________________________________
1    Incorporated herein by reference to the Company's Registration Statement on Form S-18, Registration No. 33-35096, as filed with the Securities and Exchange Commission on May 25, 1990.

2    Incorporated herein by reference to the Company's 1995 Form 10-K.



                                   Exhibit 5



March 17, 1997



The Female Health Company
919 North Michigan Avenue
Suite 2208
Chicago, IL  60611

Gentlemen:

     We are providing this opinion in connection with the Registration Statement of The Female Health Company, a Wisconsin corporation (the "Company"), on Form S-8 (the "Registration Statement"), filed under the Securities Act of 1933, as amended (the "Act"), with respect to the proposed issuance by the Company of up to 200,000 shares of Company common stock, $.01 par value per share (the "Shares"), pursuant to the provisions of The Female Health Company Employee Stock Bonus Plan (the "Plan").

     We have examined (i) the Registration Statement, (ii) the Company's Amended and Restated Articles of Incorporation and By-Laws, (iii) the Plan,
(iv) the corporate proceedings relating to the adoption of the Plan, the issuance of the Shares and the organization of the Company, and (v) such other documents and records as we have deemed necessary in order to render this opinion. In rendering this opinion, we have relied as to certain factual matters on certificates of officers of the Company and of state officials.

     Based upon the foregoing, it is our opinion that:

     1. The Company is a corporation existing under the laws of the State of Wisconsin and, based solely on a certificate of the Department of Financial Institutions of State of Wisconsin; (a) has filed with the Department of Financial Institutions during its most recently completed report year the required annual report; (b) is not the subject of a proceeding under Wisconsin Statutes section 180.1421 to cause its administrative dissolution; (c) no determination has been made by the Department of Financial Institutions that grounds exist for such action; (d) no filing has been made with the Department of Financial Institutions of a decree of dissolution with respect to the Company; and (e) Articles of Dissolution of the Company have not been filed with the Department of Financial Institutions.

     2. The Shares, when issued as and for the consideration contemplated by the Registration Statement and the Plan, will be validly issued, fully paid and nonassessable by the Company, except as provided in Wisconsin Statutes section 180.0622(2)(b) as interpreted.

     We consent to the filing of this opinion as an Exhibit to the Registration Statement. In giving this consent, we do not admit that we are "experts" within the meaning of section 11 of the Act, or that we come within the category of persons whose consent is required by section 7 of the Act.

                                       Yours very truly,

                                       REINHART, BOERNER, VAN DEUREN,
                                                 NORRIS & RIESELBACH, s.c.

                                       BY    /s/ James M. Bedore

                                           --------------------------
                                            James M. Bedore

MW2\4698JMB:PN



Exhibit 23.1





              Consent of Independent Certified Public Accountants


We consent to the incorporation by reference in this Registration Statement on Form S-8 (The Female Health Company Employee Stock Bonus Plan for 200,000 shares) of our report dated December 13, 1996, which contains an explanatory paragraph relating to an uncertainty as to the Company's ability to continue as a going concern, on the consolidated financial statements of The Female Health Company and subsidiary as of and for the year ended September 30, 1996 which appears in the September 30, 1996, annual report on Form 10-K of The Female Health Company.


                                        /s/ McGladrey & Pullen LLP

                                        McGLADREY & PULLEN LLP

Schaumburg, Illinois
March 17, 1997




ELECTRONICALLY TRANSMITTED

Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, DC 20549

Dear Ladies and Gentlemen:    Re:  Form S-8 Registration Statement for
                                   The Female Health Company Employee Stock
                                   Bonus Plan

     Pursuant to the regulations of the Securities and Exchange Commission, submitted herewith for filing on behalf of The Female Health Company (the "Company") is a Registration Statement on Form S-8 for The Female Health Company Employee Stock Bonus Plan. This filing is being effected by direct transmission to the Commission's EDGAR System. The Company has wired the required filing fee of $167 to the designated lock box at Melon Bank, Pittsburgh, Pennsylvania.

     Please contact the undersigned directly at 414-298-8311 if you have any questions or comments.

                                        Yours very truly,

                                        /S/  David R. Krosner

                                        David R. Krosner

Encs.

MW2\4698DRK:PN